Exhibit 99.1

Contact:	Media	Investors
	Stephen Cohen	Brian Blackman
	(347) 489-6602	(800) 318-0047
Caesars Entertainment Reports Fourth Quarter and Full-Year 2015 Results
LAS VEGAS, February 23, 2016 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported fourth quarter and full-year 2015 results as summarized in the discussion below, which highlights certain GAAP and non-GAAP financial measures on a consolidated basis.
Fourth Quarter and Full-Year Highlights

•
Quarterly net revenues for Continuing CEC increased 8.7% year-over-year to $1.1 billion and full-year net revenues increased 14.7% year-over-year to $4.5 billion driven by strength in hospitality offerings as well as positive performance in CIE's social and mobile games business.

•
Quarterly adjusted EBITDA for Continuing CEC grew 51.7% year-over-year to $305 million and full-year adjusted EBITDA grew 46.1% year-over-year to $1.3 billion primarily driven by net revenue increases, marketing and operational efficiencies, and improved hotel customer mix.

•
Cash ADR in Las Vegas improved significantly year-over-year, up 13.6% in the quarter and 12.0% for the full-year, driven by improved pricing power as a result of the recapitalization of room product, increased resort fees, and higher group room revenues.

•
Quarterly net revenues for CIE increased 33.3% year-over-year to $208 million and full-year net revenues increased 30.5% year-over-year to $766 million, while adjusted EBITDA grew 67.4% and 62.6% year-over-year for the quarter and the full-year, respectively. CIE has continued to experience strong organic growth in social and mobile games due to the focus on increasing monthly unique paying users and the monetization of those users.

“Caesars achieved solid operating momentum throughout 2015. Including CEOC's results, the enterprise experienced its best full-year of operating results since 2007,” said Mark Frissora, President and CEO of Caesars Entertainment. “These results largely reflect higher hotel revenues, with cash ADR up double-digits, and increased marketing and operational efficiencies, which delivered approximately $350 million in incremental EBITDA enterprise-wide year-over-year.”
“The ability to generate this level of sustained growth is a testament to the success of our low-cost, high-quality operating model. We remain focused on executing a balanced agenda of enhancing revenue growth while driving productivity gains to improve margins and cash flow, while increasing long-term value for our stakeholders,” Frissora concluded.
Summary Financial Data
Effective January 15, 2015, CEC deconsolidated CEOC subsequent to its voluntarily filing for reorganization under Chapter 11 of the United States Bankruptcy Code. As such, all amounts presented in this earnings release exclude the operating results of CEOC subsequent to January 15, 2015. Prior period results have not been recast to reflect the deconsolidation of CEOC.

Because CEOC operating results for 2015 are not comparable with 2014 as a result of CEOC’s deconsolidation, the analysis of our operating results in this release will include discussion of the components that remain in the consolidated CEC entity subsequent to the deconsolidation of CEOC. In the table below, “Continuing CEC” represents CERP, CGP Casinos, CIE, other non-operating subsidiaries and associated parent company and elimination adjustments that represent the Caesars structure as of December 31, 2015, and for periods subsequent to the deconsolidation of CEOC.

Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.

In August 2015, the Company announced that it had secured the support of CEOC's largest and most senior creditor constituencies, representing holders of more than 80% of CEOC's First Lien Bank Debt and First Lien Notes. The following results include Caesars Entertainment's accrual of $52 million and $1 billion of commitments to the First-Lien RSAs related to the restructuring of CEOC for the fourth quarter and year ended December 31, 2015, respectively.

	Three Months Ended December 31,
	2015	2014			Continuing CEC Change %
(Dollars in millions, except per share data)	Continuing/Reported CEC (4)	Continuing CEC (4)	CEOC (5)	Reported CEC
Casino revenues (1)	$519	$516	$850	$1,366	0.6%
Net revenues (1)	1,119	1,029	1,102	2,131	8.7%
Income/(loss) from operations (1)	104	(300)	(102)	(402)	*
Deconsolidation and restructuring of CEOC and other	(47)	(1)	—	(1)	*
Loss from continuing operations, net of income taxes (1)	(39)	(247)	(808)	(1,055)	84.2%
Loss from discontinued operations, net of income taxes	—	—	(15)	(15)	—%
Net loss attributable to Caesars	(76)	(262)	(761)	(1,023)	71.0%
Basic loss per share	(0.54)	—	—	(7.08)	*
Diluted loss per share	(0.54)	—	—	(7.08)	*
Property EBITDA (2) (10)	300	185	174	359	62.2%
Adjusted EBITDA (3)	305	201	171	372	51.7%

	Years Ended December 31,
	2015			2014			Continuing CEC Change %
(Dollars in millions, except per share data)	Continuing CEC (4)	CEOC (5)	Reported CEC	Continuing CEC (4)	CEOC (5)	Reported CEC
Casino revenues (1)	$2,139	$118	$2,257	$1,899	$3,495	$5,394	12.6%
Net revenues (1)	4,496	158	4,654	3,921	4,595	8,516	14.7%
Income/(loss) from operations (1)	564	9	573	(142)	(310)	(452)	*
Deconsolidation and restructuring of CEOC and other	6,115	—	6,115	142	(237)	(95)	*
Income/(loss) from continuing operations, net of income taxes (1)	6,137	(78)	6,059	(333)	(2,341)	(2,674)	*
Loss from discontinued operations, net of income taxes	—	(7)	(7)	(15)	(177)	(192)	100.0%
Net income/(loss) attributable to Caesars	6,005	(85)	5,920	(429)	(2,354)	(2,783)	*
Basic loss per share	—	—	40.88	—	—	(19.53)	*
Diluted loss per share	—	—	40.26	—	—	(19.53)	*
Property EBITDA (2) (10)	1,272	31	1,303	869	820	1,689	46.4%
Adjusted EBITDA (3)	1,270	34	1,304	869	824	1,693	46.1%
____________________
See footnotes following Balance Sheet and Other Items later in this release.
Financial Results
We view each casino property and CIE as operating segments and currently aggregate all such casino properties and CIE into three reportable segments based on management’s view of these properties which aligns with their own ownership and underlying credit structures: CERP, Caesars Growth Partners Casino Properties and Developments (“CGP Casinos”), and CIE. CGP Casinos is comprised of all subsidiaries of CGP excluding CIE. CIE is comprised of the subsidiaries that operate CGP’s social and mobile games operations, regulated online real money gaming, and the World Series of Poker (“WSOP”). CEOC remained a reportable segment until its deconsolidation effective January 15, 2015.

Segment results in this release are presented consistent with the way Caesars management assesses these results and allocates resources, which is a consolidated view that adjusts for the impact of certain transactions between reportable segments within Caesars, as described below. Accordingly, the results of certain reportable segments presented in this filing differ from the financial statement information presented in their stand-alone filings. “Other” includes parent, consolidating, and other adjustments to reconcile to consolidated Caesars results. All comparisons are to the same period from the previous year.
Net Revenues (Reportable Segments)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$517	$500	3.4%	$2,154	$2,065	4.3%
CGP Casinos (6)	392	371	5.7%	1,579	1,281	23.3%
CIE (7)	208	156	33.3%	766	587	30.5%
Other (8)	2	2	—%	(3)	(12)	75.0%
Total Continuing CEC	1,119	1,029	8.7%	4,496	3,921	14.7%
CEOC (9)	—	1,149	*	164	4,812	*
Other	—	(47)	*	(6)	(217)	*
Total CEOC	—	1,102	*	158	4,595	*
Total Reported CEC	$1,119	$2,131	*	$4,654	$8,516	*
Income/(Loss) from Operations (Reportable Segments)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$80	$(122)	*	$411	$(32)	*
CGP Casinos (6)	39	(208)	*	291	(139)	*
CIE (7)	51	—	100.0%	189	21	*
Other (8)	(66)	30	*	(327)	8	*
Total Continuing CEC	104	(300)	*	564	(142)	*
CEOC (9)	—	(102)	*	$9	$(323)	*
Other	—	—	*	—	13	*
Total CEOC	—	(102)	*	9	(310)	*
Total Reported CEC	$104	$(402)	*	$573	$(452)	*
Adjusted EBITDA (Reportable Segments)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CERP	$145	$103	40.8%	$650	$467	39.2%
CGP Casinos (6)	80	57	40.4%	350	242	44.6%
CIE (7)	77	46	67.4%	283	174	62.6%
Other (8)	3	(5)	*	(13)	(14)	7.1%
Total Continuing CEC	305	201	51.7%	1,270	869	46.1%
CEOC (9)	—	171	*	34	819	*
Other	—	—	*	—	5	*
Total CEOC	—	171	*	34	824	*
Total Reported CEC	$305	$372	*	$1,304	$1,693	*

CERP

CERP owns and operates six casinos in the United States and The LINQ promenade, along with leasing Octavius Tower at Caesars Palace Las Vegas to CEOC and gaming space at The LINQ promenade to CGP.

Net revenues for the fourth quarter of 2015 were $517 million, a 3.4% increase. Casino revenues were $267 million in the fourth quarter 2015, flat from the prior year. Room revenues rose 11.9% in the quarter to $132 million mainly due to an increase in resort fees, which drove a 16.9% increase in cash ADR. Food and beverage revenues were $132 million, up 1.5%.

Income from operations was $80 million. Adjusted EBITDA increased 40.8% to $145 million primarily due to marketing and operational efficiencies as well as a year-over-year decrease in bad debt expense. For the quarter, the adjusted EBITDA impact from hold was $0 to $5 million.
CGP Casinos

CGP Casinos owns and operates six casinos in the United States, primarily in Las Vegas.

Net revenues for the fourth quarter of 2015 were $392 million, a 5.7% increase primarily due to strong hotel revenues from The LINQ Hotel & Casino due to the renovations completed earlier this year. Casino revenues were $252 million in the fourth quarter of 2015, a 1.2% increase. We remain focused on mitigating the negative impact on revenues at Harrah's New Orleans to the extent possible by developing outdoor smoking patios, subject to approvals. Room revenues increased 30.8% in the quarter to $85 million as a result of an increase in total rooms available at The LINQ Hotel & Casino and resort fees. Food and beverage revenues were $67 million, down 1.5%.

Income from operations was $39 million. Adjusted EBITDA increased 40.4% to $80 million primarily due to net revenue increases and marketing and operational efficiencies. For the quarter, the adjusted EBITDA impact from hold was $0 to $5 million.

CIE

CIE, a subsidiary of CGP, owns and operates (1) an online games business providing social and mobile games (2) regulated online real money gaming and (3) the WSOP tournaments and brand.

Net revenues for the fourth quarter of 2015 were $208 million, a 33.3% increase. Income from operations was $51 million and adjusted EBITDA increased 67.4% to $77 million. The increase in revenue and adjusted EBITDA was driven primarily by the continued focus on conversion and monetization of users to increase revenue per user.

CEOC and CES

CEOC owns and operates 19 casinos in the United States and nine internationally, most of which are located in England, and managed 16 casinos, which included the six CGP casinos and ten casinos for unrelated third parties. Effective October 2014, substantially all our properties are managed by CES (and the remaining properties will be transitioned upon regulatory approval).

CES is a joint venture among CERP, CEOC, and a subsidiary of CGP that provides certain corporate and administrative services for their casino properties, including substantially all of the 28 casinos owned by CEOC and ten casinos owned by unrelated third parties (including four Indian tribal properties). CES also manages certain enterprise assets and the other assets it owns, licenses or controls, and employs certain of the corresponding employees.

Balance Sheet and Other Items

Cash and Available Revolver Capacity
Each of the entities comprising Caesars Entertainment’s consolidated financial statements have separate debt agreements with restrictions on usage of the respective entity’s capital resources. CGP is a variable interest entity that is consolidated by Caesars Entertainment, but is controlled by its sole voting member, Caesars Acquisition Company (“CAC”). CAC is a managing member of CGP and therefore controls all decisions regarding liquidity and capital resources of CGP. CEOC was deconsolidated effective January 15, 2015, and therefore, has not been included in the table below. Parent reflects CEC and its various non-operating subsidiaries and excludes CERP, CES, and CGP.

	December 31, 2015
(In millions)	CERP	CES	CGP LLC	Other
Cash and cash equivalents	$150	$158	$902	$128
Revolver capacity	270	—	160	—
Revolver capacity drawn or committed to letters of credit	(80)	—	(45)	—
Total cash and available revolver capacity	$340	$158	$1,017	$128
________________

*	Not meaningful

(1)	Casino revenues, net revenues, income from operations, and income/(loss) from continuing operations, net of income taxes for all periods presented above exclude discontinued operations.

(2)
Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company’s management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)
Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

(4)	Includes CERP, CGP Casinos, CIE, and associated parent company and elimination adjustments that represent the consolidated CEC entity as of December 31, 2015, and for subsequent periods.

(5)	Includes eliminations of intercompany transactions and other consolidating adjustments.

(6)	CGP Casinos is comprised of all subsidiaries of CGP excluding CIE. Percentage calculations are based on unrounded dollars.

(7)	CIE is comprised of the subsidiaries that operate its social and mobile games business, online real-money gaming, and WSOP. Percentage calculations are based on unrounded dollars.

(8)	Other includes parent, consolidating, and other adjustments to reconcile to consolidated CEC results.

(9)
CEOC results present the sales of The Cromwell, Bally’s Las Vegas, The LINQ Hotel & Casino, and Harrah’s New Orleans to CGP in May 2014 as if they had occurred as of the earliest period presented, consistent with internal management presentation.

(10)	Property EBITDA presented for CEOC includes associated parent company and elimination adjustments of $4 million for the year ended December 31, 2014.
Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 1:30 p.m. Pacific Time Tuesday, February 23, 2016, to discuss its fourth quarter and full year results, certain forward-looking information and other matters related to Caesars Entertainment Corporation, including certain financial and other information regarding CEC’s deconsolidated subsidiary Caesars Entertainment Operating Company, Inc. The press release, webcast, and presentation materials will be available on the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3676, or 832-412-1752 for international callers, and enter Conference ID 37647974 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event.
Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.
About Caesars
Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: wholly owned Caesars Entertainment Resort Properties (“CERP”), Caesars Growth Partners, LLC (“CGP”), in which we hold a variable economic interest, and the majority owned operating subsidiary Caesars Entertainment Operating Company (“CEOC”) (which was deconsolidated effective January 15, 2015 due to its bankruptcy filing). Since its beginning in Reno, Nevada, in 1937, CEC has grown through development of new resorts, expansions and acquisitions. The Caesars system of properties now operates 50 casinos in 14 U.S. states and five countries. CERP and CGP operate a total of 12 casinos. CEC’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. CEOC’s portfolio also includes the Caesars Entertainment UK (formerly London Clubs International) family of casinos.
The Caesars system of properties is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. The Company is committed to system-wide environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Caesars Entertainment Corporation is primarily a holding company with no independent operations of its own. It owns Caesars Entertainment Resort Properties, LLC (“CERP”), an interest in Caesars Growth Partners, LLC (“CGP”) and various other non-operating subsidiaries. It also has majority ownership of Caesars Entertainment Operating Company, Inc. (“CEOC”). The results of CEOC and its subsidiaries are no longer consolidated with CEC subsequent to CEOC’s Chapter 11 filing on January 15, 2015. Caesars Enterprise Services, LLC (“CES”) provides certain enterprise services to properties owned and/or operated by CERP, CGP, and CEOC, and this press release at times refers to system-wide trends and dynamics, inclusive of CEOC and its subsidiaries. In the discussion in this release, the word “CEC” refers to Caesars Entertainment Corporation without its consolidated entities, and the words “Company,” “Caesars,” “Caesars Entertainment,” “Continuing CEC,” “we,” and “our” refer to Caesars Entertainment Corporation and its consolidated entities, and not CEOC unless otherwise stated or the context requires otherwise.
Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, these statements contain words such as “continue,” “focus,” “will,” “expect,” “believe,” or “position”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, such as legal proceedings, the restructuring of CEOC, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the outcome of currently pending or threatened litigation and demands for payment by certain creditors and by the National Retirement Fund against CEC;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including Caesars Entertainment, and the interest of various creditors, equity holders, and other constituents;

•	the ability to retain key employees during the restructuring of CEOC;

•
the event that the Restructuring Support and Forbearance Agreements (“RSAs”) may not be consummated in accordance with their terms, or persons not party to an RSA may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSAs;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the restructuring as contemplated by the RSAs;

•	adverse effects of the Chapter 11 proceedings and related litigation on Caesars Entertainment’s liquidity or results of operations;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from our cost savings programs;

•	the financial results of our consolidated businesses;

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of the company to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•
acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In millions, except per share data)	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenues
Casino	$519	$1,366	$2,257	$5,394
Food and beverage	201	378	840	1,522
Rooms	215	292	878	1,207
Interactive entertainment	209	154	764	585
Other revenue	113	172	468	703
Reimbursable management costs	1	53	10	243
Less: casino promotional allowances	(139)	(284)	(563)	(1,138)
Net revenues	1,119	2,131	4,654	8,516
Operating expenses
Direct
Casino	281	840	1,194	3,253
Food and beverage	95	178	399	694
Rooms	56	74	227	315
Platform fees	58	44	212	166
Property, general, administrative, and other	328	583	1,309	2,149
Reimbursable management costs	1	53	10	243
Depreciation and amortization	105	165	401	636
Impairment of intangible and tangible assets	1	446	1	994
Corporate expense	44	90	176	282
Other operating costs	46	60	152	236
Total operating expenses	1,015	2,533	4,081	8,968
Income/(loss) from operations	104	(402)	573	(452)
Interest expense	(152)	(716)	(684)	(2,670)
Deconsolidation and restructuring of CEOC and other	(47)	(1)	6,115	(95)
Income/(loss) from continuing operations before income taxes	(95)	(1,119)	6,004	(3,217)
Income tax benefit	56	64	55	543
Income/(loss) from continuing operations, net of income taxes	(39)	(1,055)	6,059	(2,674)
Loss from discontinued operations, net of income taxes	—	(15)	(7)	(192)
Net income/(loss)	(39)	(1,070)	6,052	(2,866)
Net (income)/loss attributable to noncontrolling interests	(37)	47	(132)	83
Net income/(loss) attributable to Caesars	$(76)	$(1,023)	$5,920	$(2,783)

Earnings/(loss) per share - basic and diluted
Basic earnings/(loss) per share from continuing operations	$(0.54)	$(6.98)	$40.92	$(18.18)
Basic loss per share from discontinued operations	—	(0.10)	(0.04)	(1.35)
Basic earnings/(loss) per share	$(0.54)	$(7.08)	$40.88	$(19.53)

Diluted earnings/(loss) per share from continuing operations	$(0.54)	$(6.98)	$40.30	$(18.18)
Diluted loss per share from discontinued operations	—	(0.10)	(0.04)	(1.35)
Diluted earnings/(loss) per share	$(0.54)	$(7.08)	$40.26	$(19.53)

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS
(UNAUDITED)
(In millions)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$1,338	$2,806
Restricted cash	59	76
Other current assets	374	786
Total current assets	1,771	3,668
Property and equipment, net	7,598	13,456
Goodwill and other intangible assets	2,239	5,516
Restricted cash	109	109
Other long-term assets	478	579
Total assets	$12,195	$23,328
Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Current portion of long-term debt	$187	$15,779
Other current liabilities	1,819	2,284
Total current liabilities	2,006	18,063
Long-term debt	6,777	7,230
Other long-term liabilities	1,179	2,777
Total liabilities	9,962	28,070
Total Caesars stockholders’ equity/(deficit)	987	(4,997)
Noncontrolling interests	1,246	255
Total stockholders’ equity/(deficit)	2,233	(4,742)
Total liabilities and stockholders’ equity	$12,195	$23,328

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income; (ii) income tax (benefit)/provision; (iii) depreciation and amortization; (iv) corporate expenses; and (v) certain items that management does not consider indicative of the Company’s ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as Property EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the agreements governing CERP and CGP’s secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company’s performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated. Amounts are presented on a legal entity basis consistent with agreements governing applicable secured credit facilities.
Property EBITDA (Legal Entity)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CEOC	$—	$174	*	$31	$886	*
CERP	153	116	31.9%	672	519	29.5%
CGP Casinos	89	56	58.9%	379	240	57.9%
CIE	60	8	*	220	84	161.9%
Other	(2)	5	*	1	(40)	*
Total	$300	$359	*	$1,303	$1,689	*

Adjusted EBITDA (Legal Entity)

	Three Months Ended December 31,		Percent Favorable/ (Unfavorable)	Years Ended December 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014		2015	2014
CEOC	$—	$171	*	$34	$888	*
CERP	145	103	40.8%	650	467	39.2%
CGP Casinos	80	57	40.4%	350	242	44.6%
CIE	77	46	67.4%	283	174	62.6%
Other	3	(5)	*	(13)	(78)	83.3%
Total	$305	$372	*	$1,304	$1,693	*
____________________

*	Not meaningful

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA AND ADJUSTED EBITDA

	Three Months Ended December 31, 2015						Three Months Ended December 31, 2014
(In millions)	CEOC (g)	CERP (h)	CGP Casinos (i)	CIE	Other (j)	CEC	CEOC (g)	CERP (h)	CGP Casinos (i)	CIE	Other (j)	CEC
Net income/(loss) attributable to company	$—	$(13)	$(5)	$31	$(89)	$(76)	$(739)	$(217)	$(231)	$(16)	$180	$(1,023)
Net income/(loss) attributable to noncontrolling interests	—	—	(3)	5	35	37	5	—	(15)	(3)	(34)	(47)
Net (income)/loss from discontinued operations	—	—	—	—	—	—	24	—	—	—	(9)	15
Income tax (benefit)/provision	—	(8)	—	16	(64)	(56)	41	(6)	—	17	(116)	(64)
Deconsolidation and restructuring of CEOC and other (k)	—	—	—	—	47	47	2	—	—	—	(1)	1
Interest expense	—	101	50	1	—	152	561	101	47	2	5	716
Income/(loss) from operations	—	80	42	53	(71)	104	(106)	(122)	(199)	—	25	(402)
Depreciation and amortization	—	58	39	7	1	105	81	46	37	7	(6)	165
Impairment of goodwill	—	—	—	—	—	—	79	172	147	—	9	407
Impairment of intangible and tangible assets (a)	—	—	1	—	—	1	39	—	—	—	—	39
Other operating costs (b)	—	—	(6)	—	52	46	29	3	71	1	(44)	60
Corporate expense	—	15	13	—	16	44	55	17	—	—	18	90
Impact of consolidating The LINQ and Octavius Tower (e)	—	—	—	—	—	—	(3)	—	—	—	3	—
EBITDA attributable to discontinued operations	—	—	—	—	—	—	—	—	—	—	—	—
Property EBITDA	$—	$153	$89	$60	$(2)	$300	$174	$116	$56	$8	$5	$359
Corporate expense	—	(15)	(13)	—	(16)	(44)	(55)	(17)	—	—	(18)	(90)
Stock-based compensation expense (c)	—	3	2	17	8	30	8	2	1	38	—	49
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA (d)	—	—	—	—	—	—	8	—	—	—	—	8
Depreciation in corporate expense	—	—	—	—	—	—	11	—	—	—	—	11
Other items (e)	—	4	2	—	13	19	25	2	—	—	8	35
Adjusted EBITDA	$—	$145	$80	$77	$3	$305	$171	$103	$57	$46	$(5)	$372
Impact of property transactions	—	—	—	—	—	—	—	—	—	—	—	—
Adjusted EBITDA, Reportable Segments	$—	$145	$80	$77	$3	$305	$171	$103	$57	$46	$(5)	$372

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA AND ADJUSTED EBITDA

	Year Ended December 31, 2015						Year Ended December 31, 2014
(In millions)	CEOC (f)	CERP (g)	CGP Casinos (h)	CIE	Other (i)	CEC	CEOC (f)	CERP (g)	CGP Casinos (h)	CIE	Other (i)	CEC
Net income/(loss) attributable to company	$(85)	$7	$115	$109	$5,774	$5,920	$(2,393)	$(406)	$(149)	$(32)	$197	$(2,783)
Net income/(loss) attributable to noncontrolling interests	—	—	(14)	20	126	132	8	—	(28)	(5)	(58)	(83)
Net (income)/loss from discontinued operations	7	—	—	—	—	7	173	—	—	16	3	192
Income tax (benefit)/provision	—	5	—	61	(121)	(55)	(383)	(27)	13	36	(182)	(543)
Deconsolidation and restructuring of CEOC and other (l)	—	—	2	(5)	(6,112)	(6,115)	100	—	(96)	—	91	95
Interest expense	87	399	191	5	2	684	2,228	389	167	6	(120)	2,670
Income/(loss) from operations	9	411	294	190	(331)	573	(267)	(44)	(93)	21	(69)	(452)
Depreciation and amortization	11	210	150	30	—	401	352	200	115	28	(59)	636
Impairment of goodwill	—	—	—	—	—	—	251	289	147	—	8	695
Impairment of intangible and tangible assets (a)	—	—	1	—	—	1	285	—	64	—	(50)	299
Other operating costs (b)	4	4	(105)	—	249	152	118	14	106	36	(38)	236
Corporate expense	7	47	39	—	83	176	189	60	—	—	33	282
Impact of consolidating The LINQ and Octavius Tower (j)	—	—	—	—	—	—	(36)	—	—	—	36	—
Gain on sale of bonds	—	—	—	—	—	—	—	—	(99)	—	99	—
EBITDA attributable to discontinued operations	—	—	—	—	—	—	(6)	—	—	(1)	—	(7)
Property EBITDA	$31	$672	$379	$220	$1	$1,303	$886	$519	$240	$84	$(40)	$1,689
Corporate expense	(7)	(47)	(39)	—	(83)	(176)	(189)	(60)	—	—	(33)	(282)
Stock-based compensation expense (c)	1	12	5	60	45	123	41	3	1	87	—	132
Adjustments to include 100% of Baluma S.A.'s adjusted EBITDA (d)	3	—	—	—	—	3	29	—	—	—	—	29
Depreciation in corporate expense	2	1	—	—	(1)	2	50	—	—	—	—	50
Other items (e)	4	12	5	3	25	49	71	5	1	3	(5)	75
Adjusted EBITDA	$34	$650	$350	$283	$(13)	$1,304	$888	$467	$242	$174	$(78)	$1,693
Impact of property transactions	—	—	—	—	—	—	(69)	—	—	—	69	—
Adjusted EBITDA, Reportable Segments	$34	$650	$350	$283	$(13)	$1,304	$819	$467	$242	$174	$(9)	$1,693
___________________

(a)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(b)
Amounts primarily represent pre-opening costs incurred in connection with property openings and expansion projects at existing properties and costs associated with acquisition, development, and reorganization activities.

(c)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company’s employees.

(d)	Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA.

(e)
Amounts represent add-backs and deductions from EBITDA, permitted under certain indentures. Such add-backs and deductions include litigation awards and settlements, costs associated with CEOC’s restructuring and related litigation, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, and business optimization expenses.

(f)
Amounts include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC’s unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility.

(g)	Amounts include the results and adjustments attributable to CERP on a stand-alone basis.

(h)	Amounts include the results and adjustments attributable to CGP on a stand-alone basis.

(i)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDA and Adjusted EBITDA.

(j)
Amounts represent the EBITDA of The LINQ and Octavius Tower as consolidated in CEOC. Because The LINQ and Octavius Tower are not legally owned by CEOC the related EBITDA impact is removed from Property EBITDA and Adjusted EBITDA measures.

(k)	Amounts primarily represent CEC’s estimated costs in connection with the restructuring of CEOC.

(l)	Amounts primarily represent CEC’s gain recognized upon the deconsolidation of CEOC and estimated costs in connection with the restructuring of CEOC.